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Exhibit 99.1

ARMAGH Group Inc. Announces Resignation to the Board of Directors
Updated: Monday, November 18, 2002 04:29 PM ET

VANCOUVER, British Columbia—(BUSINESS WIRE)—Nov. 18, 2002—ARMAGH Group Inc. (OTCBB: AMGH news) (the "Company") announces today that Adrian Towning has resigned as a director of the Company for personal reasons. The Company wishes to thank Mr. Towning for his past services to the Company.

On behalf of the Board of Directors of ARMAGH Group Inc., Darren Breitkreuz, Director

CONTACT:	ARMAGH Group Inc. Darren Breitkreuz, 604/418-5109

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  Exhibit 99.1